EXHIBIT 10.20


                                SERVICE AGREEMENT


         THIS SERVICE AGREEMENT is entered into as of January 1, 1999 between LTCAMERICA HOLDING, INC., a Minnesota corporation ("LTCA"), and LIFE USA HOLDING, INC., a Minnesota corporation ("LUSA").

                                    RECITALS

         WHEREAS, LUSA is experienced in the provision of a variety of services to its insurance company subsidiary; and

         WHEREAS, LTCA desires to obtain certain of those services for itself and its insurance company subsidiary, LTCAmerica Insurance Company ("LTCA Insurance");

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Description of Services. LUSA agrees to perform the following services for LTCA:

             (a) Accounting Services. LUSA shall provide LTCA with any accounting services requested by LTCA, including without limitation services relating to taxes, keeping the general books of account and preparation of any other accounting or statistical records or financial reports.

             (b) Owners' Services. LUSA shall provide the following services as requested by LTCA: training and education, facilities management and administration of human resources and risk management.

             (c) Treasury and Investment Services. LUSA shall provide all treasury and investment services requested by LTCA, including without limitation bank and cash management services (including cash receipts), disbursements and policy suspense maintenance and investment operations management and reporting (including asset liability analysis).

             (d) Data Processing and Information Systems Services. LUSA shall provide all data processing and information systems services requested by LTCA, including without limitation the provision of hardware and software required to develop and administer products and compensate agents.

             (e) Actuarial Services. LUSA shall provide all services in connection with financial actuarial information necessary for statutory and GAAP financial statements, product development services and services in connection with year end certification of an appointed actuary.


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             (f) Compliance Services. LUSA shall provide services in connection with filing corporate documents necessary to do business in all states in which LTCA Insurance is licensed to do business, filing LTCA products and products similar to LTCA products on the paper of other insurance companies, advertising review and other regulatory activities.

             (g) Internal Audit Services. LUSA shall provide services required to document the controls in all critical systems and to audit cash.

             (h) Marketing Services. LUSA shall provide services in connection with the preparation of marketing materials as needed, handling of agent telephone inquiries as needed, and promotion of LTCA in meetings and seminars.

             (i) Mail and Supply Services. LUSA shall provide LTCA with services in connection with the receiving and sending of mail and the distribution of supplies.

         2. Term; Termination. The term of this Agreement shall commence on the date hereof and shall expire on the third anniversary hereof unless sooner terminated or extended. The term of this Agreement shall be automatically extended for successive periods of three years each unless either party gives written notice of cancellation at least 120 days prior to expiration of this Agreement, as extended. In the event that LUSA does not provide the services required hereunder in accordance with this Agreement, LTCA shall so notify LUSA in writing and LUSA shall have ten business days in which to remedy the deficiency. If LUSA has not remedied the deficiency within the cure period, LTCA may terminate this Agreement in whole or with respect to the specific service, and such termination shall be effective as of the date on which written notice is given to LUSA.

         3. Relationship. The services provided by LUSA pursuant to this Agreement shall be rendered as an independent contractor, and nothing herein shall be deemed to create a joint venture, partnership or employment relationship between LUSA and LTCA.

         4. Compensation. LTCA shall compensate LUSA for the services provided pursuant to this Agreement in accordance with Schedule A hereto, as such schedule is modified from time to time by an amendment thereto executed by the parties. LUSA shall pay all costs incurred by LUSA to provide LTCA with the services provided pursuant to this Agreement.

         5. Service Standards; Access. During the term of this Agreement, LUSA will accord LTCA a "most favored customer" status to ensure that the services provided to LTCA by LUSA are of at least the same level (quality, quantity, reliability and response time) of similar services provided by LUSA to its insurance subsidiary. LUSA will permit LTCA and its auditors access to the premises, books and records of LUSA from time to time during normal business hours to review or audit the services provided hereunder, including without limitation adherence to generally accepted accounting principles where applicable.

         6. Confidentiality and Security. LUSA acknowledges the confidential nature of all information it may obtain or acquire concerning LTCA, its business and the business of its affiliates during the provision of the services under this Agreement, including without limitation financial information, including but not limited to information concerning products, revenues,


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profits, markets, sales, trade secrets, agents, key personnel, pricing policies, operational methods, policyholder lists, supplier lists, marketing, distribution, studies, analyses, plans for future development and all other business affairs and methods of the LTCA or any affiliate and any supplier to or customer of LTCA or any affiliate, which is not readily available to the public, whether or not obtained with the permission of the Company. LUSA agrees to maintain in the strictest of confidence all such information, and LUSA will not permit access to such information to any person other than LTCA or its employees or agents, except employees of LUSA who require access to such information to perform the services under this Agreement. LUSA will instruct its employees that such information of LTCA be maintained in the strictest of confidence.

         7. Insurance. LUSA, at its expense, will maintain insurance for all risks on the computer equipment and other property used to provide the services provided hereunder for risks customarily covered.

         8. Proprietary Rights. LUSA recognizes that LTCA owns the proprietary rights to any reports, plans, products, programs and other property designed by LUSA at LTCA's request, including computer source and object code) established for LTCA during the term of this Agreement, and such property shall remain the exclusive property of LTCA.

         9. Indemnification. LUSA agrees to indemnify, defend and hold LTCA and its affiliates harmless from any and all claims, demands, suits, liabilities, costs and expenses (including attorneys' fees) arising from or in any way connected with the performance of the services contemplated hereunder by LUSA, except to the extent such nonperformance is the result of the gross negligence or willful misconduct of LTCA.

         10. Arbitration. The parties hereto agree that all disputes arising under or relating to this Agreement or the transactions contemplated hereunder shall be subject solely to binding and nonappealable arbitration to be held in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration Association under the commercial rules then in effect. The AAA shall recommend three arbitrators who are knowledgeable in the field of life insurance. The parties shall agree upon one of the three arbitrators or, if no arbitrator is mutually agreed upon within 15 days of submission, the AAA shall appoint one of the three arbitrators within 30 days after such selection period. The award rendered by the arbitrator shall include costs of arbitration and reasonable attorneys' fees and fees of experts and other witnesses, but shall not include punitive damages against either party. Notwithstanding this provision, appropriate injunctive relief may be sought by LTCA with respect to the obligations of LUSA under Section 6 hereof.

         11. Survival. Notwithstanding any termination of this Agreement, the confidentiality obligations of LUSA under Section 6 and the indemnification obligations of LUSA under Section 9 shall survive any such termination.

         12. Assignment. Neither LTCA nor LUSA, directly or indirectly, may sell, assign or transfer any of its rights or obligations contemplated under this Agreement without first obtaining the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties, their successors, trustees, permitted assigns, receivers and legal representatives but shall not inure to the benefit of any other person or entity.


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         13. Entire Agreement. This Agreement contains the entire and only agreement between the parties with respect to the subject matter hereof, and no oral statements or representations or prior written matter not contained herein or therein shall have any force or effect. This Agreement shall not be modified in any way except by a writing subscribed by the parties by their duly authorized representatives. No amendment of this Agreement or its exhibits or schedules shall be of any force or effect unless reduced to writing and executed by a writing of the parties in the same manner as the present Agreement.

         14. Notices. All notices under this Agreement must be in writing and shall be addressed as follows:

         To LTCA:

              LTCAmerica Holding, Inc
              300 South County Highway 169, Suite 95
              Minneapolis, MN 55426
              Attention: Chief Financial Officer
              Telephone: 612-525-6009
              Facsimile: 612-525-6553

         To LUSA:

              Life USA Holding, Inc.
              300 South County Highway 169, Suite 95
              Minneapolis, MN 55426
              Attention: Chief Financial Officer
              Telephone: 612-525-6013
              Facsimile: 612-525-6102

All notices, consents, waivers, and other communications under this Agreement shall be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth above (or to such other addresses and facsimile numbers as a party may designate by notice to the other party).

         15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in all respects according to the internal laws of the State of Minnesota, determined without reference to conflict of law principles.

         16. Severability. In the event that any of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the parties hereto shall to the fullest extent possible modify any such provision to the


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extent required to carry out the general intention of this Agreement and to impart validity thereto.

         17 No Waiver. No forbearance, indulgence, or relaxation or inaction by any party at any time to require performance of any provisions of this Agreement shall in any way affect, diminish or prejudice the right of a party hereto to require performance of that provision, and any waiver or acquiescence by any party hereto in any breach of any provision of this Agreement shall not be construed as a waiver or acquiescence in any continuing or succeeding breach of such provision, a waiver or an amendment of the provision itself or a waiver of any right under or arising out of this Agreement or acquiescence in or recognition of rights and/or positions other than as expressly stipulated in this Agreement.

         18. Counterparts; Headings This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement. No heading or caption contained in this Agreement shall be considered in interpreting any of its terms or provisions.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                        LIFEUSA HOLDING, INC.



                                        By: /s/ Mark A. Zesbaugh
                                            --------------------
                                            Name:
                                            Title: CFO



                                        LTCAMERICA HOLDING, INC.




                                        By: /s/ Bradley E. Barks
                                            --------------------
                                            Name:
                                            Title: CFO


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                                   SCHEDULE A

                            SERVICES AND COMPENSATION


Service
Area                    Service Provided                 Method of Charge             Rate
Actuarial (33)
                        Product Development              Hourly by project              95
                        Product Filing                   Hourly by project              95
                        Monthly Reporting                Monthly Retainer            3,563
                        Year-end Reporting               Monthly Retainer              100

Compliance (34)
                        Product Filing and Approval      Hourly by project              61
                        Advertising Approval             Monthly Retainer            1,220
                        Regulatory                       Monthly Retainer              610
                        Corp. Filings                    Monthly Retainer            1,845
                        Overhead                         Monthly Retainer            1,288

Corp. Accounting (22)
                        Sr. Mgmt - Ins. Co.              Monthly Retainer            5,000

Internal Audit (12)
                        Documentation                    Monthly Retainer            3,206
                        Audit - Internal                 Monthly Retainer
                        Security                         Monthly Retainer              529
                        Other                            Monthly Retainer              266

Investment (27)
                        Accounting and Reporting         Monthly Retainer            3,355
                        Analysis                         Monthly Retainer              600
                        ALM                              Annual year end             4,550
                        Policies and Design              Once in January             5,800

Treasury (23)
                        401(k) & Stock Options           Monthly Retainer              303
                        Financial Reporting - Shares     Monthly Retainer               69
                        Cash Management                  Monthly Retainer            1,210
                        Suspense Processing              Monthly Retainer            4,400

Info. Services (92,75,94)
                        Development                      Hourly by project              75
                        Telecommunication - Not LD       Actual Cost per month       6,700
                        Telecommunication - LD           Actual Cost per month      10,000
                        Technical Services               Monthly Retainer           23,920

Info. Management (93)
                        Development                      Hourly by project              75


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

Service
Area                    Service Provided                 Method of Charge             Rate
Mail/Supply (87)
                        Workshops                        By Piece                   44.000
                        Supply Orders                    By Piece                    6.250
                        Starter Kits                     Per Kit                     0.900
                        Mailings (1 per Qtr)             By Piece                    0.030
                        Out-going Mail                   By Piece                    0.115
                        In-coming Mail                   By Piece                    0.070

Marketing (86)
                        Prepare marketing material       By Piece                    4,000
                        FASTeam - overflow Phone         per Call                        -
                        Commercials on the road          per Workshop                   60
                        Software                         Monthly Retainer           10,000

Owners Services (73,74)
                        Training (73)                    Monthly Retainer            1,000
                        Facilities (74)                  per Sq. Ft.                 24.00
                        Owners Council/CBO               Monthly Retainer            2,282

Holding Co. Svc Fee                                      % of Ceded Revenue           2.5%
                                                         % of Retained Revenue        1.0%


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